EXHIBIT 23.3

INDEPENDENT AUDITORS’ CONSENT

We consent to the incorporation by reference in this Registration Statement of ScanSource, Inc., on Form S-8 of our report dated August 14, 2002, appearing in the Annual Report on Form 10-K of ScanSource, Inc., for the year ended June 30, 2003.

DELOITTE & TOUCHE LLP

Greenville, South Carolina

November 4, 2003